Exhibit 5.1
May 11, 2007

Xinhua Finance Media Limited	DIRECT LINE: (852) 2842 9532
Room 701, Kun Tai International Mansion	E-MAIL: Wynne.Lau@conyersdillandpearman.com
12B Chao Wai Street, Chao Yang District	OUR REF: WL/ot/235621 (M#871464)
Beijing 100020	YOUR REF:
People’s Republic of China
Dear Sirs,
Xinhua Finance Media Limited
We have examined the Registration Statement on Form S-8 to be filed by Xinhua Finance Media Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), with the Securities and Exchange Commission (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of an amount of Common Shares of par value US$0.001 each in the capital of the Company (the “Shares”) for issuance pursuant to the following plan and agreements (the “Plans”):
—	Xinhua Finance Media Limited’s Share Option and Share Grant Plan and form of individual Option Agreements
As Cayman Islands counsel to the Company, we have examined the corporate authorisations of the Company in connection with the Plans and the issue of the Shares by the Company and have assumed that the Shares will be issued in accordance with the Plans and the resolutions authorising their issue.
It is our opinion that the Shares to be issued by the Company have been duly and validly authorised, and when issued, sold and paid for in the manner described in the Plans and in accordance with the resolutions adopted by the Board of Directors of the Company (or any committee to whom the Board of Directors have delegated their powers with respect to administration of the Plans) and when appropriate entries have been made in the Register of Members of the Company, will be legally issued, fully paid and non-assessable.

1 of 2

Conyers Dill & Pearman
Xinhua Finance Media Limited
May 11, 2007
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Yours faithfully,
/s/ Conyers Dill & Pearman
Conyers Dill & Pearman

2 of 2